Exhibit 99.1

Cadence Financial Corporation Reports Second Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--July 22, 2010--Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported a net loss of $1.6 million, for the second quarter of 2010, compared with a net loss of $14.0 million for the second quarter of 2009. Reduced net interest income and sizeable expenses related to repossessed real estate were major contributors to the 2010 second quarter loss. Net loss applicable to common shareholders was $2.3 million, or $0.19 per diluted share, for the second quarter ended June 30, 2010, compared with a net loss applicable to common shareholders of $14.7 million, or $1.23 per diluted share, for the second quarter of 2009.

Cadence reported a significant decrease in its provision for loan losses from the second quarter of last year. The provision for loan losses dropped to $3.2 million in the second quarter of 2010 compared with $23.0 million in the second quarter of 2009 due to lower charge-offs and a lower level of non-performing and classified loans. This was the second consecutive quarterly reduction in classified loans.

Cadence also reported a decrease in operating expenses compared with the prior year as a result of cost cutting measures. Cadence’s salary and benefit expenses dropped to their lowest level since early 2004 due to staff consolidations made in the first quarter of 2010. Salary and benefit expenses declined 21.3% to $5.5 million in the second quarter of 2010 compared with $7.0 million in the second quarter of 2009. The staff reductions were part of Cadence’s strategy to improve its efficiency and profitability across its five-state franchise.

Cadence also reported that it continued to reduce its exposure to higher risk real estate loans over the past year, including loans for 1-4 family speculative residential construction, land development and lots to builders as part of its strategy to strengthen its balance sheet. These higher risk real estate loan categories were down approximately $5.4 million in the last three months and down $168.1 million since the second quarter of 2008. Total real estate loans were down $173.6 million since the second quarter of 2009.

Second Quarter Results

Net interest income was $10.0 million in the second quarter of 2010 compared with $10.7 million in the second quarter of 2009. The decline in net interest income was due to a 9.7% decrease in average earning assets and was offset partially by a 9 basis point increase in net interest margin compared with the second quarter of 2009. The increase in net interest margin was due primarily to the cost of interest bearing liabilities declining at a faster rate than the yield on earning assets. The average yield on loans rose 23 basis points to 5.15% while the average cost of deposits declined 52 basis points to 1.67% in the second quarter of 2010 compared with the second quarter of 2009.

Cadence has built its liquidity over the past year by accumulating deposits and investing in short-term assets. At June 30, 2010, Cadence had approximately $424 million invested in short-term assets. If the balances accumulated in lower-yielding short-term investments in excess of the normal liquidity needs of 12% of total liabilities had been invested in U.S. Government agency securities yielding an average of 2%, the net interest margin would have been approximately 29 basis points higher in the second quarter of 2010.

Cadence’s net interest margin was 2.30% in the second quarter of 2010, a 9 basis point increase from 2.21% in the second quarter of 2009. Net interest margin was 2.41% in the first quarter of 2010.

Total interest income declined to $17.0 million in the second quarter of 2010 compared with $20.4 million in the second quarter of 2009. Interest and fees on loans declined 15.7% due to a $248.2 million decrease in average loan balances from the second quarter of 2009, partially offset by a 23 basis point increase in average yields. In the second quarter of 2010, interest and dividends on investment securities declined to $3.7 million compared with the second quarter of 2009 due to a 21 basis point decline in yield and a $75.3 million decrease in the average investment securities portfolio.

Cadence’s provision for loan losses was $3.2 million in the second quarter of 2010 compared with $23.0 million in the second quarter of 2009. The decrease in the provision for loan losses since the second quarter of 2009 was due primarily to a significant reduction in new problem loans that required fewer additions to the allowance for loan losses, and a significant reduction in net charge-offs compared with the second quarter of 2009. The decrease in new problem loans was highlighted by a decline in classified assets for the second consecutive quarter. Net charge-offs declined to $10.0 million in the second quarter of 2010 compared with $15.3 million in the second quarter of 2009.

Non-accrual loans were $66.9 million in the second quarter of 2010 compared with $66.1 million in the first quarter of 2010 and $69.9 million in the second quarter of 2009. The slight increase from the linked first quarter was due to the addition of an $8.4 million credit in the Florida market that was largely offset by lower balances in the Memphis, Middle Tennessee and Alabama markets. The Florida credit was previously classified. In the second quarter of 2010, Cadence sold $5.0 million of OREO properties. The Company is maintaining its aggressive stance of moving non-performing loans through the foreclosure and sale process to minimize its risks and costs.

Net interest income after provision for loan losses rose to $6.8 million in the second quarter of 2010 compared with a net interest loss after provision for loan losses of $12.3 million in the second quarter of 2009.

At the end of the second quarter of 2010, the allowance for loan losses was $35.6 million, or 3.6% of total loans, compared with $46.7 million, or 3.8% of total loans, in the second quarter of 2009. The allowance totaled 51.4% of non-performing loans at the end of the second quarter of 2010. Gross loans totaled $998.4 million at June 30, 2010, compared with $1.2 billion at June 30, 2009, reflecting soft loan demand in all markets and Cadence’s commitment to protect capital. Cadence is maintaining its allowance for loan losses at the maximum level supported by its evaluation of allowance adequacy.

Total non-interest income rose to $4.8 million in the second quarter of 2010 compared with $4.1 million in the second quarter of 2009. The increase in non-interest income in the latest quarter was due to an increase in security gains and higher other non-interest income, offset partially by lower service charges and trust department income compared with the second quarter of 2009.

Non-interest expenses declined to $14.3 million in the second quarter of 2010 compared with $15.3 million in the second quarter of 2009. The decrease was due primarily to lower salary and employee benefit costs and were offset partially by higher OREO related costs that increased to $2.7 million in the second quarter of 2010 compared with $1.6 million in the same quarter of the prior year. The 2010 OREO expenses included increases in OREO holding expenses, losses on the disposition of OREO and OREO related legal fees.

Cadence’s pre-tax loss for the second quarter of 2010 was $2.8 million compared with a pre-tax loss of $23.5 million in the second quarter of 2009. Net loss from continuing operations was $1.6 million, or $0.14 per share, in the second quarter of 2010 compared with a net loss of $14.0 million, or $1.18 per share, in the second quarter of 2009. Net loss applicable to common shareholders was $2.3 million, or $0.19 per share, in the second quarter of 2010 compared with a net loss applicable to common shareholders of $14.7 million, or $1.23 per share, in the second quarter of 2009.

Six Month Results

Net interest income was $20.2 million in the first six months of 2010 compared with $23.0 million in the same period of 2009. The decrease in net interest income was due to a 7 basis point decrease in net interest margin and a 9.2% decrease in average earning assets for the first six months of 2010 compared with the same period in 2009. The provision for loan losses for the first six months of 2010 declined to $4.8 million compared with $55.8 million in the first six months of 2009.

Other expenses for the first six months of 2009 included a $66.5 million write-down in goodwill that was equal to $5.61 per diluted share. There was no comparable expense in the first six months of 2010.

For the first six months of 2010, Cadence reported a net loss of $2.8 million, compared with a net loss of $98.2 million for the first six months of 2009. Net loss applicable to common shareholders for the first six months of 2010 was $4.2 million, or $0.35 per diluted share, compared with a net loss applicable to common shareholders of $99.1 million, or $8.32 per diluted share, in the same period of 2009.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
JUNE 30,

($ in thousands, except share data)

	2010	2009
ASSETS:

Cash and Due From Banks	$22,835	$31,484
Interest Bearing Deposits Due From Banks	400,262	44,371
Total Cash and Due From Banks	423,097	75,855

Securities:
Securities Available-for-Sale	345,629	546,728
Securities Held-to-Maturity	2,668	14,196
Total Securities	348,297	560,924

Federal Funds Sold and
Securities Purchased Under Agreements To Resell	653	20,566

Other Earning Assets	20,356	19,424

Loans	998,432	1,244,227
Less: Allowance for Loan Losses	(35,585)	(46,722)
Net Loans	962,847	1,197,505

Premises and Equipment, Net	30,290	32,305
Interest Receivable	6,366	8,355
Other Real Estate Owned	35,413	16,686
Intangible Assets	1,140	1,667
Other Assets	57,986	46,885
Total Assets	$1,886,445	$1,980,172

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$175,149	$167,971
Interest-Bearing Deposits	1,371,286	1,377,297
Total Deposits	1,546,435	1,545,268
Interest Payable	1,600	2,312
Federal Funds Purchased and
Securities Sold Under Agreements to Repurchase	82,778	88,374
Federal Home Loan Bank Borrowings	95,000	167,535
Subordinated Debentures	30,928	30,928
Other Liabilities	10,425	16,262
Total Liabilities	1,767,166	1,850,679

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at June 30, 2010 and June 30, 2009	42,314	41,893
Common Stock - $1 Par Value, Authorized - 140,000,000 shares at June 30, 2010 and 50,000,000 shares at June 30, 2009; Issued - 11,909,127 Shares at June 30, 2010 and 11,912,564 Shares at June 30, 2009	11,909	11,913
Surplus and Undivided Profits	59,008	76,066
Accumulated Other Comprehensive Income (Loss)	6,048	(379)
Total Shareholders' Equity	119,279	129,493
Total Liabilities and Shareholders' Equity	$1,886,445	$1,980,172

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2010	2009	2010	2009
INTEREST INCOME:

Interest and Fees on Loans	$13,153	$15,609	$26,830	$32,175
Interest and Dividends on Investment
Securities	3,683	4,667	7,396	9,725
Other Interest Income	192	127	343	176
Total Interest Income	17,028	20,403	34,569	42,076

INTEREST EXPENSE:

Interest on Deposits	5,686	7,714	11,629	14,873
Interest on Borrowed Funds	1,347	2,039	2,697	4,233
Total Interest Expense	7,033	9,753	14,326	19,106
Net Interest Income	9,995	10,650	20,243	22,970
Provision for Loan Losses	3,201	22,995	4,822	55,756
Net Interest Income (Loss) After Provision for
Loan Losses	6,794	(12,345)	15,421	(32,786)

OTHER INCOME:

Service Charges on Deposit Accounts	1,907	2,125	3,739	4,130
Trust Department Income	503	507	988	973
Other Non-Interest Income	1,527	1,418	2,700	3,385
Gains (Losses) on Securities - Net	846	76	833	139
Total Other Income	4,783	4,126	8,260	8,627

OTHER EXPENSE:

Salaries and Employee Benefits	5,521	7,012	12,127	14,082
Net Premises and Fixed Asset Expense	1,941	1,888	3,806	3,772
Impairment Loss on Goodwill	-	-	-	66,542
Other Operating Expense	6,868	6,401	12,611	11,079
Total Other Expense	14,330	15,301	28,544	95,475

Income (Loss) From Continuing Operations, Before Income Taxes	(2,753)	(23,520)	(4,863)	(119,634)
Applicable Income Tax Expense (Benefit)	(1,124)	(9,490)	(2,020)	(21,578)
Net Income (Loss) From Continuing Operations	(1,629)	(14,030)	(2,843)	(98,056)

Income (Loss) From Discontinued Operations, Before Income Taxes	-	32	-	2
Applicable Income Tax Expense (Benefit)	-	12	-	117
Net Income (Loss) From Discontinued Operations	-	20	-	(115)

Net Income (Loss)	(1,629)	(14,010)	(2,843)	(98,171)
Preferred Stock Dividend and
Accretion of Discount	658	652	1,316	974

Net Income (Loss) Applicable to Common Shareholders	$(2,287)	$(14,662)	$(4,159)	$(99,145)

Net Income (Loss) Per Share From Continuing Operations - Basic and Diluted	$(0.14)	$(1.18)	$(0.24)	$(8.23)

Net Income (Loss) Per Share From Discontinued Operations - Basic and Diluted	$-	$-	$-	$(0.01)

Net Income (Loss) Per Share - Basic and Diluted	$(0.14)	$(1.18)	$(0.24)	$(8.24)

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$(0.19)	$(1.23)	$(0.35)	$(8.32)

Average Weighted Common Shares:
Basic	11,910,761	11,912,564	11,911,585	11,913,683
Diluted	11,910,761	11,912,586	11,911,585	11,914,689

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED JUNE 30:	2010	2009

Net Income (Loss) Applicable to Common Shareholders	$(2,287)	$(14,662)
Basic and Diluted Net Income (Loss) Per Common Share	(0.19)	(1.23)
Dividends Per Common Share	-	-

ANNUALIZED RETURNS
Return on Average Assets	-0.5%	-2.9%
Return on Average Equity	-7.7%	-42.6%

FOR THE SIX MONTHS ENDED JUNE 30:	2010	2009

Net Income (Loss) Applicable to Common Shareholders	$(4,159)	$(99,145)
Basic and Diluted Net Income (Loss) Per Common Share	(0.35)	(8.32)
Cash Dividends Per Common Share	-	0.05

ANNUALIZED RETURNS
Return on Average Assets	-0.4%	-9.9%
Return on Average Equity	-7.0%	-129.0%

SELECTED BALANCES AT JUNE 30:	2010	2009

Total Assets	$1,886,445	$1,980,172
Deposits and Securities Sold Under Agreements to Repurchase	1,579,213	1,583,642
Loans	998,432	1,244,227
Total Securities	348,297	560,924
Shareholders' Equity	119,279	129,493
Closing Market Price Per Common Share	1.15	2.23
Book Value Per Common Share	6.46	7.35
Tangible Equity	118,139	127,826
Tangible Book Value Per Common Share	6.37	7.21

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF JUNE 30, 2010:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	30%	12%	7%	25%	11%	13%	2%	100%

DEPOSITS	57%	10%	2%	14%	5%	10%	2%	100%

AS OF JUNE 30, 2009:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	10%	7%	24%	16%	11%	3%	100%

DEPOSITS	58%	10%	2%	13%	5%	10%	2%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		6/30/10			3/31/10
		Balance	% of Total		Balance	% of Total
Mississippi		$192,312	26%		$197,227	26%
Tuscaloosa		97,600	13%		99,580	13%
Birmingham		55,033	8%		55,535	7%
Memphis		161,734	22%		166,006	22%
Middle Tennessee		73,630	10%		83,482	11%
Florida		106,611	15%		119,730	15%
Georgia		19,867	3%		23,070	3%
Administration		23,404	3%		24,304	3%
Total		$730,191	100%		$768,934	100%

CADENCE FINANCIAL CORPORATION

($ in thousands)

	6/30/10	3/31/10	6/30/09
LOAN BALANCES BY TYPE:
Commercial and Industrial	$163,717	$169,230	$198,836
Personal	18,427	18,807	30,844
Real Estate:
Construction	22,258	29,094	85,667
Commercial Real Estate	562,154	590,794	661,087
Real Estate Secured by Residential Properties	123,547	127,595	130,964
Mortgage	22,232	21,451	26,118
Total Real Estate	730,191	768,934	903,836
Other	86,097	89,640	110,711
Total	$998,432	$1,046,611	$1,244,227

ASSET QUALITY DATA:
Nonaccrual Loans	$66,947	$66,077	$69,852
Loans 90+ Days Past Due	2,309	3,734	2,906
Total Non-Performing Loans	69,256	69,811	72,758
Other Real Estate Owned	35,413	34,787	16,686
Total Non-Performing Assets	$104,669	$104,598	$89,444

Non-Performing Loans to Total Loans	6.9%	6.7%	5.8%
Non-Performing Assets to Total Loans and OREO	10.1%	9.7%	7.1%
Allowance for Loan Losses to Non-Performing Loans	51.4%	60.6%	64.2%
Allowance for Loan Losses to Total Loans	3.6%	4.0%	3.8%
Classified Assets to Capital	146.6%	152.8%	120.7%
Classified Loans to Capital	116.9%	123.5%	107.9%
Classified Loans to Total Loans	14.0%	14.0%	11.2%
Loans 30+ Days Past Due to Total Loans	4.4%	4.4%	3.9%
YTD Net Charge-offs to Average Loans YTD	1.2%	0.2%	2.3%

NET CHARGE-OFFS FOR QUARTER	$9,954	$2,705	$15,331

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$112	$131	$155

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/10	6/30/09	3/31/10	6/30/10	6/30/09
EARNING ASSETS:
Net loans	$1,024,962	$1,273,120	$1,073,061	$1,048,878	$1,293,319

Federal funds sold and other interest-bearing assets	352,285	216,766	309,757	331,387	162,525
Securities:
Taxable	362,752	358,386	339,922	351,407	360,572
Tax-exempt	3,693	83,389	3,694	3,694	94,118
Totals	1,743,692	1,931,661	1,726,434	1,735,366	1,910,534

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,365,187	1,415,793	1,342,590	1,353,951	1,378,415
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	209,080	299,868	213,228	211,143	308,513
Totals	1,574,267	1,715,661	1,555,818	1,565,094	1,686,928

Net amounts	$169,425	$216,000	$170,616	$170,272	$223,606

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/10	6/30/09	3/31/10	6/30/10	6/30/09
EARNING ASSETS:
Net loans	$13,153	$15,609	$13,677	$26,830	$32,175
Federal funds sold and other interest-bearing assets	192	127	151	343	176
Securities:
Taxable	3,639	3,835	3,669	7,308	7,874
Tax-exempt	44	832	44	88	1,851
Totals	17,028	20,403	17,541	34,569	42,076

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	5,686	7,714	5,943	11,629	14,873
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	1,347	2,039	1,350	2,697	4,233
Totals	7,033	9,753	7,293	14,326	19,106

Net amounts	$9,995	$10,650	$10,248	$20,243	$22,970

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	6/30/10	6/30/09	3/31/10	6/30/10	6/30/09
EARNING ASSETS:
Net loans	5.15	4.92	5.17	5.16	5.02
Federal funds sold and other interest-bearing assets	0.22	0.23	0.20	0.21	0.22
Securities:
Taxable	4.02	4.29	4.38	4.19	4.40
Tax-exempt	4.77	4.00	4.82	4.79	3.97
Totals	3.92	4.24	4.12	4.02	4.44

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1.67	2.19	1.80	1.73	2.18
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.58	2.73	2.57	2.58	2.77
Totals	1.79	2.28	1.90	1.85	2.28

Net margin	2.30	2.21	2.41	2.35	2.42

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	7.33	6.16	7.42	7.38	6.10
Total earning assets	3.92	4.38	4.13	4.02	4.55
Net margin	2.30	2.30	2.41	2.35	2.53

Tax equivalent income (in thousands)	$23	$448	$24	$47	$997

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258